1 Industrial Logistics Properties Trust Second Quarter 2024 Financial Results and Supplemental Information July 30, 2024 Exhibit 99.2 1901 Meadowville Tech Pkwy Chester, VA 1,016,281 Square Feet ILPT Ownership 100%

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

Industrial Logistics Properties Trust Announces Second Quarter 2024 Financial Results 4
Second Quarter 2024 Highlights 5

FINANCIALS

Key Financial Data 7
Condensed Consolidated Statements of Income (Loss) 8
Condensed Consolidated Balance Sheets 9
Debt Summary 10
Debt Maturity Schedule 11
Leverage and Coverage Ratios 12
Capital Expenditures Summary 13

PORTFOLIO INFORMATION

Same Property Results 15
Occupancy and Leasing Summary 16
Tenant Credit Characteristics and Concentration 17
Portfolio Lease Expiration and Reset Schedules 18
Key Financial Data by Investment Portfolio 19

JOINT VENTURES

Consolidated Joint Venture - Mountain Industrial REIT LLC .... 21 - 24
Unconsolidated Joint Venture - The Industrial Fund REIT LLC 25

APPENDIX

Calculation and Reconciliation of NOI and Cash Basis NOI 27
Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 28
Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 29
Calculation of FFO, Normalized FFO and CAD .... 30 - 31
Company Profile, Research Coverage and Governance Information 32
Non-GAAP Financial Measures and Certain Definitions .... 33 - 35

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 36

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact

Kevin Brady, Director
(617) 231-3017
kevin.brady@ilptreit.com

Corporate Headquarters

Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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Q2 2024 2

3Q2 2024RETURN TO TABLE OF CONTENTS Quarterly Results

4Q2 2024RETURN TO TABLE OF CONTENTS “Operating results for ILPT's second quarter remained strong as we executed 628,000 square feet of new and renewal leases at weighted average rental rates that were 15.8% higher than prior rental rates for the same space and saw same property cash basis NOI grow by 2.6% compared to the same period last year. As we head into the second half of 2024, we believe there is continued opportunity to generate organic cash flow growth and reduce leverage, which has declined to 11.9x from 12.7x over the last year. Accordingly, we are focused on tenant retention, maximizing mark to market rent growth opportunities and managing operating expenses.” Yael Duffy President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS Newton, MA (July 30, 2024): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended June 30, 2024. Distribution On July 11, 2024, ILPT declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on July 22, 2024. This distribution will be paid on or about August 15, 2024. Conference Call A conference call to discuss ILPT's second quarter results will be held on Wednesday, July 31, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (412) 317-0088; the replay pass code is 4118140. A live audio webcast of the conference call will also be available in a listen- only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's second quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of June 30, 2024, ILPT’s portfolio consisted of 411 properties containing approximately 59.9 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of June 30, 2024 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of June 30, 2024 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q2 2024RETURN TO TABLE OF CONTENTS Portfolio Update • Executed approximately 628,000 square feet of total leasing at weighted average rental rates that were 15.8% higher than prior rental rates for the same space. • Cash flows remain stable, as approximately 77% of annualized rental revenues are generated from leases with investment grade tenants (or their subsidiaries) and Hawaii land leases with a weighted average lease term (by annualized rental revenues) of 7.9 years. • Occupancy decreased by 3.6% from the prior quarter to 95.4%, primarily due to a vacated Hawaii property, representing approximately 2,238,000 square feet and 0.7% of total annualized rental revenues. Financial Results • Net loss attributable to common shareholders was $23.2 million, or $0.35 per diluted share. • Normalized FFO attributable to common shareholders was $9.0 million, or $0.14 per diluted share. • Adjusted EBITDAre increased by 4.6% to $85.1 million compared to the second quarter of 2023. • Same property NOI and same property Cash Basis NOI increased by 2.2% and 2.6%, respectively, compared to the second quarter of 2023. Financing and Liquidity • As of July 30, 2024, ILPT intends to exercise the first of its three, one year options to extend the maturity date of its $1.2 billion floating rate loan. • ILPT had approximately $258.6 million of cash and restricted cash. • Leverage ratio decreased to 11.9x from 12.7x compared to the second quarter of 2023. Second Quarter 2024 Highlights (As of and for the three months ended June 30, 2024, unless otherwise noted)

6Q2 2024RETURN TO TABLE OF CONTENTS Financials

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Selected Income Statement Data:					
Rental income	$ 110,621	$ 112,235	$ 108,895	$ 110,142	$ 108,043
Net loss	$ (33,479)	$ (33,902)	$ (41,402)	$ (36,191)	$ (36,580)
Net loss attributable to common shareholders	$ (23,175)	$ (23,403)	$ (31,240)	$ (26,112)	$ (25,828)
NOI	$ 86,265	$ 86,052	$ 84,887	$ 85,309	$ 84,424
Cash Basis NOI	$ 82,935	$ 82,196	$ 81,453	$ 81,643	$ 80,827
Adjusted EBITDAre	$ 85,057	$ 84,400	$ 83,072	$ 83,194	$ 81,331
FFO attributable to common shareholders	$ 8,965	$ 9,450	$ 7,799	$ 7,945	$ 7,375
Normalized FFO attributable to common shareholders	$ 8,965	$ 9,450	$ 8,086	$ 7,945	$ 7,594
CAD attributable to common shareholders	$ 14,005	$ 11,928	$ 8,948	$ 10,505	$ 9,803
Rolling four quarter CAD attributable to common shareholders	$ 45,386	$ 41,184	$ 39,438	$ 35,238	$ 33,023
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.35)	$ (0.36)	$ (0.48)	$ (0.40)	$ (0.40)
FFO attributable to common shareholders	$ 0.14	$ 0.14	$ 0.12	$ 0.12	$ 0.11
Normalized FFO attributable to common shareholders	$ 0.14	$ 0.14	$ 0.12	$ 0.12	$ 0.12
CAD attributable to common shareholders	$ 0.21	$ 0.18	$ 0.14	$ 0.16	$ 0.15
Rolling four quarter CAD attributable to common shareholders	$ 0.69	$ 0.63	$ 0.60	$ 0.54	$ 0.51
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.1%	0.9%	0.9%	1.4%	1.2%
Annualized Normalized FFO attributable to common shareholders payout ratio	7.1%	7.1%	8.3%	8.3%	8.3%
CAD attributable to common shareholders payout ratio	4.8%	5.6%	7.1%	6.3%	6.7%
Rolling four quarter CAD attributable to common shareholders payout ratio	5.8%	6.3%	6.7%	7.4%	7.8%
Selected Balance Sheet Data:					
Total gross assets	$ 5,950,348	$ 5,956,536	$ 5,961,129	$ 6,000,494	$ 5,997,715
Total assets	$ 5,489,822	$ 5,527,569	$ 5,563,675	$ 5,634,315	$ 5,662,080
Total liabilities	$ 4,402,055	$ 4,405,069	$ 4,401,896	$ 4,416,177	$ 4,400,791
Total equity	$ 1,087,767	$ 1,122,500	$ 1,161,779	$ 1,218,138	$ 1,261,289

	As of 6/30/2024
Capitalization:	
Total common shares	65,992,509
Closing price	$ 3.68
Equity market capitalization	$ 242,852
Debt	4,316,970
Total market capitalization	$ 4,559,822
Liquidity:	
Cash and cash equivalents	$ 146,150
Total liquidity	$ 146,150


55 Commerce Ave
Albany, NY
125,000 Square Feet
ILPT Ownership: 100%

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Q2 2024 7

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023
Rental income	$ 110,621	$ 108,043	$ 222,856	$ 218,301
Expenses:				
Real estate taxes	15,149	15,100	31,010	31,567
Other operating expenses	9,207	8,519	19,529	17,837
Depreciation and amortization	43,421	44,909	86,998	90,366
General and administrative	7,939	8,131	15,628	16,038
Loss on impairment of real estate	–	254	–	254
Total expenses	75,716	76,913	153,165	156,062
Interest income	2,935	1,797	5,787	2,943
Interest expense	(73,631)	(71,846)	(146,861)	(142,617)
Loss on sale of real estate	–	–	–	(974)
Loss on early extinguishment of debt	–	(359)	–	(359)
Loss before income taxes and equity in earnings of unconsolidated joint venture	(35,791)	(39,278)	(71,383)	(78,768)
Income tax expense	(36)	(45)	(69)	(62)
Equity in earnings of unconsolidated joint venture	2,348	2,743	4,071	6,704
Net loss	(33,479)	(36,580)	(67,381)	(72,126)
Net loss attributable to noncontrolling interest	10,304	10,752	20,803	21,489
Net loss attributable to common shareholders	$ (23,175)	$ (25,828)	$ (46,578)	$ (50,637)
Weighted average common shares outstanding (basic and diluted)	65,626	65,369	65,591	65,339
Net loss per share attributable to common shareholders (basic and diluted)	$ (0.35)	$ (0.40)	$ (0.71)	$ (0.77)


700 Hudson Road
Griffin, GA
218,120 Square Feet
ILPT Ownership: 61%

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Q2 2024 8

9Q2 2024RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets June 30, December 31, 2024 2023 ASSETS Real estate properties $ 5,173,408 $ 5,169,552 Accumulated depreciation (460,526) (397,454) Total real estate properties, net 4,712,882 4,772,098 Investment in unconsolidated joint venture 117,451 115,360 Acquired real estate leases, net 219,975 243,521 Cash and cash equivalents 146,150 112,341 Restricted cash and cash equivalents 112,419 133,382 Rents receivable 118,173 119,170 Other assets, net 62,772 67,803 Total assets $ 5,489,822 $ 5,563,675 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,306,586 $ 4,305,941 Accounts payable and other liabilities 74,021 72,455 Assumed real estate lease obligations, net 16,692 18,534 Due to related persons 4,756 4,966 Total liabilities 4,402,055 4,401,896 Commitments and contingencies Equity attributable to common shareholders 618,328 669,954 Noncontrolling interest 469,439 491,825 Total equity 1,087,767 1,161,779 Total liabilities and equity $ 5,489,822 $ 5,563,675 (dollars in thousands) 200 Orange Point Drive Lewis Center, OH 125,060 Square Feet ILPT Ownership: 100%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2024
(dollars in thousands)

Entity	Type	Secured By	Interest Rate (1)	Principal Balance	Maturity Date	Years to Maturity
ILPT	Floating rate - interest only (2)	69 mainland and 35 Hawaii properties	6.18%	$ 1,235,000	10/09/2024	0.3
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	650,000	02/07/2029	4.6
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	03/09/2032	7.7
Mountain JV	Floating rate - interest only (3)	82 mainland properties	5.81%	1,400,000	03/09/2025	0.7
Mountain JV	Fixed rate - interest only	Four mainland properties	6.25%	91,000	06/10/2030	5.9
Mountain JV	Fixed rate - amortizing	One mainland property	3.67%	10,706	05/01/2031	6.8
Mountain JV	Fixed rate - amortizing	One mainland property	4.14%	12,283	07/01/2032	8.0
Mountain JV	Fixed rate - amortizing	One mainland property	4.02%	27,423	10/01/2033	9.3
Mountain JV	Fixed rate - amortizing	One mainland property	4.13%	38,369	11/01/2033	9.3
Mountain JV	Fixed rate - amortizing	One mainland property	3.10%	23,542	06/01/2035	10.9
Mountain JV	Fixed rate - amortizing	One mainland property	2.95%	38,043	01/01/2036	11.5
Mountain JV	Fixed rate - amortizing	One mainland property	4.27%	42,683	11/01/2037	13.3
Mountain JV	Fixed rate - amortizing	One mainland property	3.25%	47,921	01/01/2038	13.5
	Weighted average / total		5.35%	$ 4,316,970		3.0


158 West Yard Road
Feura Bush, NY
354,000 Square Feet
ILPT Ownership: 100%

(1) Interest rates reflect the impact of interest rate caps, as applicable.

(2) This loan has three, one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 3.93%. ILPT purchased an interest rate cap through October 2024 with a SOFR strike rate equal to 2.25%.

(3) This loan has two remaining one year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a premium of 2.77%. Mountain JV purchased an interest rate cap through March 2025 with a SOFR strike rate equal to 3.04%.

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Q2 2024 10

11Q2 2024RETURN TO TABLE OF CONTENTS (1) This secured floating rate loan matures in March 2025, subject to two remaining one year extension options. (2) This secured floating rate loan matures in October 2024, subject to three, one year extension options. Debt Maturity Schedule (dollars in millions) As of June 30, 2024 Current Maturity Date Pr in ci p al $1,235.0 $1,400.0$9.1 $18.8 $19.5 $20.2 $21.0 $1,593.4 Secured fixed rate debt Secured floating rate debt of consolidated joint venture Secured floating rate debt 2024 2025 2026 2027 2028 Thereafter (1) (2) 9860 West Buckeye Road Tolleson, AZ 288,045 Square Feet ILPT Ownership: 100%

12Q2 2024RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 Leverage Ratios: Net debt / total gross assets 68.2% 68.6% 68.4% 68.5% 68.8% Net debt / gross book value of real estate assets 71.2% 71.7% 71.3% 71.7% 72.2% Net debt / total market capitalization 89.0% 88.7% 88.0% 90.9% 90.6% Secured debt / total assets 78.6% 78.2% 77.8% 76.9% 76.6% Variable rate debt / net debt 64.9% 64.5% 64.6% 64.1% 63.9% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 11.9x 12.1x 12.3x 12.3x 12.7x Adjusted EBITDAre / interest expense 1.2x 1.2x 1.1x 1.1x 1.1x Leverage and Coverage Ratios 945 Monument Drive Lebanon, IN 962,500 Square Feet ILPT Ownership: 22%

13Q2 2024RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended For the Six Months Ended 6/30/2024 3/31/2024 12/31/2023 9/30/2023 6/30/2023 06/30/2024 06/30/2023 Tenant improvements $ 142 $ 444 $ 1,423 $ 194 $ 1,221 $ 586 $ 1,699 Leasing costs 184 2,127 1,196 1,047 1,277 2,311 2,839 Building improvements 2,506 802 2,406 2,720 1,283 3,308 1,653 Recurring capital expenditures 2,832 3,373 5,025 3,961 3,781 6,205 6,191 Development, redevelopment and other activities — — 381 1,314 3,870 — 6,391 Total capital expenditures $ 2,832 $ 3,373 $ 5,406 $ 5,275 $ 7,651 $ 6,205 $ 12,582 Capital Expenditures Summary 955 Aeroplaza Drive Colorado Springs, CO 125,060 Square Feet ILPT Ownership: 100%

14Q2 2024RETURN TO TABLE OF CONTENTS Portfolio Information

15Q2 2024RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended As of and for the Six Months Ended 6/30/2024 6/30/2023 6/30/2024 6/30/2023 Properties 411 411 411 411 Square feet (1) 59,893 59,951 59,893 59,951 Percent leased 95.4% 99.1% 95.4% 99.1% Rental income $ 110,621 $ 108,001 $ 222,856 $ 218,196 NOI $ 86,265 $ 84,400 $ 172,350 $ 168,827 NOI % change 2.2% 2.1% Cash Basis NOI $ 82,935 $ 80,804 $ 165,164 $ 161,199 Cash Basis NOI % change 2.6% 2.5% Same Property Results (1) Subject to modest adjustments when space is remeasured or reconfigured for new tenants and when land leases are converted to building leases. 7409 Magi Drive Hanahan, SC 91,776 Square Feet ILPT Ownership: 100%

Occupancy and Leasing Summary [1]

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended					As of and for the Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024
Properties	411	411	411	413	413	411
Total sq. ft.	59,893	59,893	59,951	59,983	59,983	59,893
Percentage leased	95.4%	99.0%	98.8%	98.9%	99.1%	95.4%
Leasing Activity (Sq. Ft.):						
New leases	73	90	276	64	494	163
Renewals	555	1,785	1,220	694	1,091	2,340
Rent resets	–	106	38	–	382	106
Expirations	(2,832)	(1,811)	(1,563)	(857)	(1,363)	(4,643)
% Change in GAAP Rent:						
New leases	43.5%	48.1%	65.9%	(15.7%)	36.5%	46.0%
Renewals	11.2%	38.5%	16.2%	16.9%	25.5%	28.7%
Rent resets	–%	27.5%	28.0%	–%	29.9%	27.5%
Weighted average (by sq. ft.)	15.8%	38.3%	19.7%	13.5%	29.6%	30.5%
Leasing Costs and Concession Commitments:						
New leases	$ 587	$ 717	$ 1,528	$ 140	$ 2,920	$ 1,304
Renewals	290	2,754	2,122	1,301	975	3,044
Total	$ 877	$ 3,471	$ 3,650	$ 1,441	$ 3,895	$ 4,348
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 8.03	$ 7.96	$ 5.53	$ 2.21	$ 5.91	$ 7.99
Renewals	$ 0.52	$ 1.54	$ 1.74	$ 1.87	$ 0.89	$ 1.30
Weighted average	$ 1.40	$ 1.85	$ 2.44	$ 1.90	$ 2.46	$ 1.74
Weighted Average Lease Term by Sq. Ft. (Years):						
New leases	14.6	19.4	3.9	4.9	11.6	17.2
Renewals	5.8	5.6	7.3	4.0	7.7	5.6
Weighted average	6.8	6.2	6.7	4.1	8.9	6.4
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 0.55	$ 0.41	$ 1.41	$ 0.45	$ 0.51	$ 0.46
Renewals	$ 0.09	$ 0.28	$ 0.24	$ 0.47	$ 0.12	$ 0.23
Weighted average	$ 0.21	$ 0.30	$ 0.37	$ 0.46	$ 0.28	$ 0.27

(1) The leasing summary is based on leases entered into during the periods indicated.


Holland

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Q2 2024 16

Tenant Credit Characteristics and Concentration

As of June 30, 2024

(dollars and sq. ft. in thousands)

Tenant Credit Characteristics	% of Total Annualized Rental Revenues
Investment grade rated	18.5%
Subsidiaries of investment grade rated parent entities	37.1%
Other leased Hawaii lands	20.9%
Subtotal investment grade rated, subsidiaries of investment grade rated parent entities and other leased Hawaii lands	76.5%
Other unrated or non-investment grade	23.5%
	100.0%

	Tenants with 1% or More of Total Annualized Rental Revenues	States	No. of Properties	Leased Sq. Ft.	% of Total Leased Sq. Ft.	% of Total Annualized Rental Revenues
1	FedEx Corporation / FedEx Ground Package System, Inc.	Various (33 States)	79	12,815	22.4%	29.0%
2	Amazon.com Services, Inc. / Amazon.com Services LLC	AL, IN, OK, SC, TN, VA	8	4,539	7.9%	6.8%
3	Home Depot U.S.A., Inc.	GA, HI	2	956	1.7%	2.2%
4	American Tire Distributors, Inc.	CO, LA, NE, NY, OH	5	722	1.3%	1.6%
5	UPS Supply Chain Solutions, Inc.	NH, NY	3	794	1.4%	1.5%
6	Restoration Hardware, Inc.	MD	1	1,195	2.1%	1.5%
7	Servco Pacific, Inc.	HI	7	629	1.1%	1.4%
8	DHL Group	SC	1	945	1.7%	1.2%
9	TD SYNNEX Corporation	OH	2	939	1.6%	1.1%
10	Berkshire Hathaway Inc.	GA	1	832	1.5%	1.0%
11	Techtronic Industries Company Limited	MS	1	862	1.5%	1.0%
			110	25,228	44.2%	48.3%


22525 West 167th Street
Olathe, KS
313,763 Square Feet
ILPT Ownership: 61%

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Q2 2024
17

Portfolio Lease Expiration and Reset Schedules

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2024

(dollars and sq. ft. in thousands)

Year	No. of Leases	Leased Square Feet Expiring	% of Total Leased Square Feet Expiring	Cumulative % of Total Leased Square Feet Expiring	Annualized Rental Revenues Expiring	% of Total Annualized Rental Revenues Expiring	Cumulative % of Total Annualized Rental Revenues Expiring
2024	17	1,342	2.3%	2.3%	$ 13,798	3.1%	3.1%
2025	32	4,201	7.4%	9.7%	25,908	5.9%	9.0%
2026	33	4,178	7.3%	17.0%	29,781	6.8%	15.8%
2027	39	8,759	15.3%	32.3%	53,676	12.2%	28.0%
2028	42	6,156	10.8%	43.1%	45,866	10.4%	38.4%
Thereafter	224	32,473	56.9%	100.0%	269,974	61.6%	100.0%
Total	387	57,109	100.0%		$ 439,003	100.0%	
Weighted average remaining lease term (years)		7.1			7.9		

Scheduled Rent Resets at Hawaii Properties:

	2024	2025	2026	2027	2028	Thereafter	Total
Reset sq. ft.	–	204	154	86	–	2,940	3,384
Percent [(1)]	–%	1.4%	1.1%	0.6%	–%	20.4%	
Annualized rental revenues	$ –	$ 1,002	$ 1,315	$ 795	$ –	$ 19,632	$ 22,744
Percent [(1)]	–%	0.8%	1.1%	0.7%	–%	16.2%	


3150 Highway 42
Locust Grove, GA
657,518 Square Feet
ILPT Ownership: 61%

(1) Percent based on leased square feet and annualized rental revenues at Hawaii properties, excluding leased square feet and annualized rental revenues attributable to mainland properties.

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Q2 2024 18

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended June 30, 2024					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Mainland	Hawaii	Total	REIT LLC [1]	Other [2]	Consolidated
Ownership %	100%	100%	100%	61%		
Properties	90	226	316	94	1	411
Sq. ft.	22,119	16,729	38,848	20,981	64	59,893
Occupancy %	98.9%	86.1%	93.4%	99.0%	100.0%	95.4%
Selected Balance Sheet Data:						
Total gross assets	$ 1,801,767	$ 722,541	$ 2,524,308	$ 3,147,390	$ 278,650	$ 5,950,348
Total debt (principal)	$ 1,722,070	$ 862,930	$ 2,585,000	$ 1,731,970	$ –	$ 4,316,970
Selected Income Statement Data:						
Rental income	$ 38,223	$ 30,052	$ 68,275	$ 42,012	$ 334	$ 110,621
Net (loss) income	$ (18,955)	$ 8,319	$ (10,636)	$ (26,451)	$ 3,608	$ (33,479)
Net (loss) income attributable to common shareholders	$ (18,955)	$ 8,319	$ (10,636)	$ (16,136)	$ 3,597	$ (23,175)
NOI	$ 30,405	$ 22,072	$ 52,477	$ 33,586	$ 202	$ 86,265
Cash Basis NOI	$ 29,418	$ 20,771	$ 50,189	$ 32,544	$ 202	$ 82,935
Adjusted EBITDAre	$ 27,830	$ 21,031	$ 48,861	$ 30,958	$ 5,238	$ 85,057
Normalized FFO attributable to common shareholders	$ (3,006)	$ 9,048	$ 6,042	$ 74	$ 2,849	$ 8,965
CAD attributable to common shareholders	$ 1,333	$ 9,194	$ 10,527	$ 191	$ 3,287	$ 14,005
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.5%	11.5%	8.0%	4.1%		5.6%
Net debt / annualized Adjusted EBITDAre	15.4x	10.3x	13.2x	13.1x		11.9x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	432	196	628	–	–	628
% change in GAAP rent (weighted average by sq. ft.):	9.6%	23.8%	15.8%	–%	–%	15.8%
Weighted average lease term by sq. ft. (years):	4.6	11.6	6.8	–	–	6.8

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% of the ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has a 67% ownership interest attributable to common shareholders; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.

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Q2 2024 19

20Q2 2024RETURN TO TABLE OF CONTENTS Joint Ventures

21Q2 2024RETURN TO TABLE OF CONTENTS GA: 12.5% TX: 10.2% OH: 9.9% IN: 8.5% NC: 5.9% FL: 5.1%MI: 4.7% NJ: 3.9% IL: 3.8% MS: 3.6% KS: 3.6% 16 Other States: 28.3% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Number of Leases Expiring 1 7 12 13 7 41 % of Total Annualized Rental Revenues Expiring 1.4% 7.1% 6.5% 13.4% 10.5% 61.1% A nn ua liz ed R ev en ue s Ex p ir in g 2024 2025 2026 2027 2028 Thereafter $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Lease Expiration Schedule As of June 30, 2024 Major Tenants % of Annualized Rental Top 10 Tenants Revenues FedEx Corporation / FedEx Ground Package System, Inc. 56.2% Amazon.com Services, Inc. / Amazon.com Services LLC 7.1% Home Depot U.S.A., Inc. 3.8% Berkshire Hathaway Inc. 2.8% Techtronic Industries Company Limited 2.6% Ulta Beauty, Inc. 2.5% Autoneum Holding AG 2.4% DSV Solutions Holding A/S 1.6% Beam Suntory Inc. 1.4% Treehouse Foods, Inc. 1.4% Geographic Diversification (1) (1) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of June 30, 2024.

Consolidated Joint Venture - Mountain Industrial REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2024

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Presentation	Number of Properties	Number of States	Square Feet
Mountain Industrial REIT LLC	61%	Consolidated	94	27	20,981

	Consolidated Balance Sheets to the Consolidated Joint Venture [1] June 30, 2024	December 31, 2023
ASSETS		
Real estate properties	$ 2,841,507	$ 2,840,142
Accumulated depreciation	(183,125)	(143,757)
Total real estate properties, net	2,658,382	2,696,385
Acquired real estate leases, net	149,386	163,307
Cash, cash equivalents and restricted cash	110,598	131,159
Other assets, net	45,899	35,343
Total assets	$ 2,964,265	$ 3,026,194
LIABILITIES		
Mortgage and notes payable, net [2]	$ 1,731,019	$ 1,736,426
Other liabilities	38,480	37,954
Total liabilities	$ 1,769,499	$ 1,774,380
Noncontrolling interest (39%)	$ 465,571	$ 488,012


5440 Haggerty Lane
Lafayette, IN
350,418 Square Feet
ILPT Ownership: 61%

(1) Amounts shown in the balance sheet reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of June 30, 2024 is $1,056,502. None of the debt is recourse to ILPT, subject to certain limitations.

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Q2 2024 22

Consolidated Joint Venture - Mountain Industrial REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) [1]			
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023	2024	2023	2024	2023
Rental income	$ 42,012	$ 41,207	$ 84,375	$ 84,273	$ 25,627	$ 25,137	$ 51,468	$ 51,407
Real estate taxes	5,070	5,934	10,733	12,999	3,093	3,619	6,547	7,929
Other operating expenses	3,356	2,799	7,264	5,877	2,047	1,707	4,431	3,585
Depreciation and amortization	26,573	27,348	53,256	54,925	16,210	16,681	32,487	33,505
General and administrative	3,906	4,027	7,981	8,118	2,383	2,456	4,869	4,952
Total expenses	38,905	40,108	79,234	81,919	23,733	24,463	48,334	49,971
Interest income	1,278	1,128	2,708	1,815	780	688	1,652	1,107
Interest expense	(30,812)	(29,197)	(61,205)	(57,669)	(18,795)	(17,810)	(37,335)	(35,178)
Loss on sale of real estate	–	–	–	(974)	–	–	–	(594)
Loss before income taxes	(26,427)	(26,970)	(53,356)	(54,474)	(16,121)	(16,448)	(32,549)	(33,229)
Loss on early extinguishment of debt	–	(359)	–	(359)	–	(219)	–	(219)
Income tax expense	(24)	(34)	(48)	(48)	(15)	(20)	(30)	(29)
Net loss	$ (26,451)	$ (27,363)	$ (53,404)	$ (54,881)	$ (16,136)	$ (16,687)	$ (32,579)	$ (33,477)
Net loss	$ (26,451)	$ (27,363)	$ (53,404)	$ (54,881)	$ (16,136)	$ (16,687)	$ (32,579)	$ (33,477)
Plus: depreciation and amortization	26,573	27,348	53,256	54,925	16,210	16,681	32,487	33,505
Plus: loss on sale of real estate	–	–	–	974	–	–	–	594
FFO	122	(15)	(148)	1,018	74	(6)	(92)	622
Plus: loss on early extinguishment of debt	–	359	–	359	–	219	–	219
Normalized FFO	$ 122	$ 344	$ (148)	$ 1,377	$ 74	$ 213	$ (92)	$ 841

(1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


Holland

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Q2 2024 23

Consolidated Joint Venture - Mountain Industrial REIT LLC

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	Operating Information of the Consolidated Joint Venture (100%)				Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1)			
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,	
	2024	2023	2024	2023	2024	2023	2024	2023
Normalized FFO	$ 122	$ 344	$ (148)	$ 1,377	$ 74	$ 213	$ (92)	$ 841
Plus: non-cash interest expense	6,628	4,133	11,759	8,253	4,043	2,521	7,173	5,034
Minus: non-cash revenues	(1,043)	(1,122)	(2,349)	(2,304)	(636)	(684)	(1,433)	(1,405)
Minus: recurring capital expenditures	(886)	(2,509)	(1,375)	(3,702)	(540)	(1,530)	(838)	(2,258)
Minus: principal amortization	(4,508)	(5,168)	(8,974)	(10,698)	(2,750)	(3,152)	(5,474)	(6,526)
CAD	$ 313	$ (4,322)	$ (1,087)	$ (7,074)	$ 191	$ (2,632)	$ (664)	$ (4,314)
Net loss	$ (26,451)	$ (27,363)	$ (53,404)	$ (54,881)	$ (16,136)	$ (16,687)	$ (32,579)	$ (33,477)
Plus: interest expense	30,812	29,197	61,205	57,669	18,795	17,810	37,335	35,178
Plus: income tax expense	24	34	48	48	15	20	30	29
Plus: depreciation and amortization	26,573	27,348	53,256	54,925	16,210	16,681	32,487	33,505
EBITDA	30,958	29,216	61,105	57,761	18,884	17,824	37,273	35,235
Plus: loss on sale of real estate	–	–	–	974	–	–	–	594
EBITDAre	30,958	29,216	61,105	58,735	18,884	17,824	37,273	35,829
Plus: loss on early extinguishment of debt	–	359	–	359	–	219	–	219
Adjusted EBITDAre	$ 30,958	$ 29,575	$ 61,105	$ 59,094	$ 18,884	$ 18,043	$ 37,273	$ 36,048

(1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture.


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Q2 2024 24

Unconsolidated Joint Venture - The Industrial Fund REIT LLC [1]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of June 30, 2024

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 117,451

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Rental income	$ 18,395	$ 17,141	$ 37,420	$ 34,552
Real estate taxes	2,617	2,554	5,334	5,008
Other operating expenses	1,898	1,761	4,416	3,922
Depreciation and amortization	7,738	8,004	15,540	16,250
General and administrative	1,004	821	1,994	1,806
Total expenses	13,257	13,140	27,284	26,986
Interest income	175	151	312	215
Interest expense	(6,300)	(5,325)	(12,602)	(10,522)
Loss before income taxes	(987)	(1,173)	(2,154)	(2,741)
Income tax expense	(4)	(4)	(9)	(9)
Net loss	$ (991)	$ (1,177)	$ (2,163)	$ (2,750)
Distributions received [2]	$ 990	$ 990	$ 1,980	$ 1,980

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One Mainland Property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only [3]	Six Mainland Properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 Mainland Properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700


1800 Union Airpark Blvd
Union, OH
1,791,246 Square Feet
ILPT Ownership: 22%

(1) Amounts shown in the income statement and secured debt table reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof.

(2) Represents ILPT's distributions from this joint venture, including distributions of proceeds from this joint venture's financing activities, if any.

(3) The $123,700 loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80% through October 1, 2027. The Industrial Fund REIT LLC has purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.

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Q2 2024 25

26Q2 2024RETURN TO TABLE OF CONTENTS Appendix

Calculation and Reconciliation of NOI and Cash Basis NOI

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 110,621	$ 112,235	$ 108,895	$ 110,142	$ 108,043	$ 222,856	$ 218,301
Real estate taxes	(15,149)	(15,861)	(13,560)	(14,926)	(15,100)	(31,010)	(31,567)
Other operating expenses	(9,207)	(10,322)	(10,448)	(9,907)	(8,519)	(19,529)	(17,837)
NOI	86,265	86,052	84,887	85,309	84,424	172,317	168,897
Non-cash straight line rent adjustments included in rental income	(2,952)	(3,489)	(3,068)	(3,414)	(3,355)	(6,441)	(7,117)
Lease value amortization included in rental income	(378)	(367)	(366)	(252)	(242)	(745)	(512)
Cash Basis NOI	$ 82,935	$ 82,196	$ 81,453	$ 81,643	$ 80,827	$ 165,131	$ 161,268
Reconciliation of net loss to NOI and Cash Basis NOI:							
Net loss	$ (33,479)	$ (33,902)	$ (41,402)	$ (36,191)	$ (36,580)	$ (67,381)	$ (72,126)
Equity in (earnings) losses of unconsolidated joint venture	(2,348)	(1,723)	6,521	(719)	(2,743)	(4,071)	(6,704)
Income tax expense (benefit)	36	33	(9)	51	45	69	62
Loss before income taxes and equity in earnings of unconsolidated joint venture	(35,791)	(35,592)	(34,890)	(36,859)	(39,278)	(71,383)	(78,768)
Loss on early extinguishment of debt	–	–	–	–	359	–	359
(Gain) loss on sale of real estate	–	–	(2,684)	–	–	–	974
Interest expense	73,631	73,230	72,979	72,941	71,846	146,861	142,617
Interest income	(2,935)	(2,852)	(2,571)	(2,397)	(1,797)	(5,787)	(2,943)
(Recovery) loss on impairment of real estate	–	–	(98)	–	254	–	254
Acquisition and other transaction related costs	–	–	287	–	–	–	–
General and administrative	7,939	7,689	7,414	7,712	8,131	15,628	16,038
Depreciation and amortization	43,421	43,577	44,450	43,912	44,909	86,998	90,366
NOI	86,265	86,052	84,887	85,309	84,424	172,317	168,897
Non-cash straight line rent adjustments included in rental income	(2,952)	(3,489)	(3,068)	(3,414)	(3,355)	(6,441)	(7,117)
Lease value amortization included in rental income	(378)	(367)	(366)	(252)	(242)	(745)	(512)
Cash Basis NOI	$ 82,935	$ 82,196	$ 81,453	$ 81,643	$ 80,827	$ 165,131	$ 161,268


Holland

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Q2 2024
27

Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2024	2023	2024	2023
Reconciliation of NOI to Same Property NOI:				
Rental income	$ 110,621	$ 108,043	$ 222,856	$ 218,301
Real estate taxes	(15,149)	(15,100)	(31,010)	(31,567)
Other operating expenses	(9,207)	(8,519)	(19,529)	(17,837)
NOI	86,265	84,424	172,317	168,897
Less:				
NOI of properties not included in same property results	–	(24)	33	(70)
Same property NOI	$ 86,265	$ 84,400	$ 172,350	$ 168,827
Calculation of Same Property Cash Basis NOI:				
Same property NOI	$ 86,265	$ 84,400	$ 172,350	$ 168,827
Less:				
Non-cash straight line rent adjustments included in rental income	(2,952)	(3,355)	(6,441)	(7,116)
Lease value amortization included in rental income	(378)	(241)	(745)	(512)
Same property Cash Basis NOI	$ 82,935	$ 80,804	$ 165,164	$ 161,199


1509 Leestown Road
Frankfort, KY
599,840 Square Feet
ILPT Ownership: 61%

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Q2 2024
28

Calculation of EBITDA, EBITDAre and Adjusted EBITDAre

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net loss	$ (33,479)	$ (33,902)	$ (41,402)	$ (36,191)	$ (36,580)	$ (67,381)	$ (72,126)
Plus: interest expense	73,631	73,230	72,979	72,941	71,846	146,861	142,617
Plus: income tax expense (benefit)	36	33	(9)	51	45	69	62
Plus: depreciation and amortization	43,421	43,577	44,450	43,912	44,909	86,998	90,366
EBITDA	83,609	82,938	76,018	80,713	80,220	166,547	160,919
(Recovery) loss on impairment of real estate	–	–	(98)	–	254	–	254
(Gain) loss on sale of real estate	–	–	(2,684)	–	–	–	974
Equity in (earnings) losses of unconsolidated joint venture	(2,348)	(1,723)	6,521	(719)	(2,743)	(4,071)	(6,704)
Share of EBITDAre from unconsolidated joint venture	2,872	2,846	2,717	2,724	2,674	5,718	5,287
EBITDAre	84,133	84,061	82,474	82,718	80,405	168,194	160,730
Plus: acquisition and other transaction related costs	–	–	287	–	–	–	–
Plus: general and administrative expense paid in common shares [1]	924	339	311	476	567	1,263	954
Plus: loss on early extinguishment of debt	–	–	–	–	359	–	359
Adjusted EBITDAre	$ 85,057	$ 84,400	$ 83,072	$ 83,194	$ 81,331	$ 169,457	$ 162,043

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.


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Q2 2024 29

Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net loss attributable to common shareholders	$ (23,175)	$ (23,403)	$ (31,240)	$ (26,112)	$ (25,828)	$ (46,578)	$ (50,637)
Equity in (earnings) losses of unconsolidated joint venture	(2,348)	(1,723)	6,521	(719)	(2,743)	(4,071)	(6,704)
(Gain) loss on sale of real estate	–	–	(2,684)	–	–	–	974
(Recovery) loss on impairment of real estate	–	–	(98)	–	254	–	254
Depreciation and amortization	43,421	43,577	44,450	43,912	44,909	86,998	90,366
Share of FFO from unconsolidated joint venture	1,484	1,459	1,367	1,446	1,502	2,943	2,970
FFO adjustments attributable to noncontrolling interest	(10,417)	(10,460)	(10,517)	(10,582)	(10,719)	(20,877)	(21,932)
FFO attributable to common shareholders	8,965	9,450	7,799	7,945	7,375	18,415	15,291
Loss on early extinguishment of debt	–	–	–	–	359	–	359
Acquisition, transaction related and certain other financing costs	–	–	287	–	–	–	–
Normalized FFO adjustments attributable to noncontrolling interest	–	–	–	–	(140)	–	(140)
Normalized FFO attributable to common shareholders	$ 8,965	$ 9,450	$ 8,086	$ 7,945	$ 7,594	$ 18,415	$ 15,510


Holland

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Q2 2024 30

Calculation of FFO, Normalized FFO and CAD

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and shares in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Normalized FFO attributable to common shareholders	$ 8,965	$ 9,450	$ 8,086	$ 7,945	$ 7,594	$ 18,415	$ 15,510
Plus (minus): Non-cash interest expense	15,355	13,859	12,883	12,884	12,861	29,214	25,714
Non-cash revenues	(3,330)	(3,856)	(3,434)	(3,666)	(3,597)	(7,186)	(7,629)
General and administrative expense paid in common shares [(1)]	924	339	311	476	567	1,263	954
Recurring capital expenditures	(2,832)	(3,373)	(5,025)	(3,961)	(3,781)	(6,205)	(6,191)
Principal amortization	(4,508)	(4,466)	(4,425)	(4,385)	(5,168)	(8,974)	(10,698)
Share of Normalized FFO from unconsolidated joint venture	(1,484)	(1,459)	(1,367)	(1,446)	(1,502)	(2,943)	(2,970)
Distributions from unconsolidated joint venture	990	990	990	990	990	1,980	1,980
CAD adjustments attributable to noncontrolling interest	(75)	444	929	1,668	1,839	369	3,315
CAD attributable to common shareholders	$ 14,005	$ 11,928	$ 8,948	$ 10,505	$ 9,803	$ 25,933	$ 19,985
Weighted average common shares outstanding (basic and diluted)	65,626	65,556	65,551	65,488	65,369	65,591	65,339
Per Common Share Data (basic and diluted):							
Net loss attributable to common shareholders	$ (0.35)	$ (0.36)	$ (0.48)	$ (0.40)	$ (0.40)	$ (0.71)	$ (0.77)
FFO attributable to common shareholders	$ 0.14	$ 0.14	$ 0.12	$ 0.12	$ 0.11	$ 0.28	$ 0.23
Normalized FFO attributable to common shareholders	$ 0.14	$ 0.14	$ 0.12	$ 0.12	$ 0.12	$ 0.28	$ 0.24
CAD attributable to common shareholders	$ 0.21	$ 0.18	$ 0.14	$ 0.16	$ 0.15	$ 0.40	$ 0.31

(1) Amounts represent equity based compensation to ILPT's trustees and officers and certain other employees of RMR.

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Q2 2024 31

Company Profile, Research Coverage and Governance Information

INDUSTRIAL LOGISTICS PROPERTIES TRUST

The Company:

ILPT is included in 144 market indices and comprises more than 1% of the following indices as of June 30, 2024: Invesco S&P SmallCap High Dividend Low Volatility ETF INAV Index (XSHDIV), Bloomberg US Micro Cap Real Estate Price Return Index (BMICR), Bloomberg Real Estate Investment Trust Small Cap Index (BBRESMLC) and Invesco KBW Premium Yield Equity REIT ETF INAV Index (KBWYIV).

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of June 30, 2024, RMR had over $41 billion in assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 20,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Matthew P. Jordan
Managing Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Executive Officers

Yael Duffy
President and Chief Operating Officer

Tiffany R. Sy
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
bmaher@brileyfin.com
(646) 885-5423

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

JMP Securities
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q2 2024 32

33Q2 2024RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes 18 properties, which are encumbered by $538.7 million of mortgage notes, owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 25 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, same property NOI, Cash Basis NOI and same property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: The calculations of net operating income, or NOI, and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown on page 27 and same property NOI and same property Cash Basis NOI as shown on page 28. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO and Normalized FFO Attributable to Common Shareholders: ILPT calculates funds from operations, or FFO, attributable to common shareholders and normalized funds from operations, or Normalized FFO, attributable to common shareholders as shown on page 30. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding recovery or loss on impairment of real estate, any gain or loss on sale of real estate and equity in earnings or losses of unconsolidated joint venture; (2) plus real estate depreciation and amortization of ILPT's properties and ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interest; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain non-recurring items shown on page 30, including adjustments for such items related to the unconsolidated joint venture, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other industrial REITs, ILPT's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

34Q2 2024RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Cash Available for Distribution: ILPT calculates cash available for distribution, or CAD, as shown on page 31. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, minus CAD adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does. EBITDA, EBITDAre and Adjusted EBITDAre: ILPT calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 29. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown on page 29. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does. Pro-Rata Operating Information of Consolidated Joint Venture: ILPT believes this financial presentation of its joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP. Certain Definitions: Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period. Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization. Building improvements - Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets. Development, redevelopment and other activities - Development, redevelopment and other activities generally include capital expenditures projects that (i) reposition a property or (ii) result in new sources of revenue. GAAP - GAAP refers to U.S. generally accepted accounting principles. Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and purchase price allocations, if any. ILPT Ownership - References to ILPT's percentage ownership of properties owned by its joint ventures reflect ILPT's ownership percentage of the joint venture.

35Q2 2024RETURN TO TABLE OF CONTENTS ILPT Wholly Owned Properties - ILPT Wholly Owned Properties is comprised of 316 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 90 properties containing approximately 22.1 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios. Leased square feet - Leased square feet is pursuant to existing leases as of June 30, 2024, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. n/m - Not meaningful. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended June 30, 2024 and 2023, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of June 30, 2024 and that it owned continuously since April 1, 2023, and exclude properties owned by an unconsolidated joint venture. For the six months ended June 30, 2024 and 2023, same property NOI and Cash Basis NOI are based on properties that ILPT owned as of June 30, 2024 and that it owned continuously since January 1, 2023, and exclude properties owned by an unconsolidated joint venture. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

36Q2 2024RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT's organic cash flow growth; reduction of ILPT's leverage; quality and retention of ILPT’s tenants; ILPT's rent growth opportunities and management of operating expenses; debt maturities; ILPT's and/or Mountain JV's expected or potential exercise of their options to extend the maturity date of their respective loans; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to purchase cost effective interest rate caps; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to maintain sufficient liquidity; demand for industrial and logistics properties; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT's tenant and geographic concentrations; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices it targets; ILPT’s ability to complete sales without delay, or at all, at existing agreement terms; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; ILPT’s expected capital expenditures and leasing costs, as well as risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits; ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; non-performance by the counterparties to ILPT's interest rate caps; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.